Item 77C - Scudder Variable Series I:
Balanced Portfolio

Registrant incorporates by reference the
Registrant's Proxy Statement dated
April 2005, filed on
March 18, 2005 (Accession No. 0001193125-
05-0543134).

Shareholder Meeting Results:

A Special Meeting of Shareholders of
Scudder Variable Series I: Balanced
Portfolio ("Balanced
Portfolio") was held on April 20, 2005.
The following matter was voted upon by
the shareholders of
said fund (the resulting votes are
presented below):

1.  To approve an Agreement and Plan of
Reorganization and the transactions it
contemplates,
including the transfer of all of the assets of Balanced Portfolio to Scudder
Variable Series II: Total
Return Portfolio ("Total Return
Portfolio"), in exchange for shares of
Total
Return Portfolio and the
assumption by Total Return Portfolio of all liabilities of Balanced Portfolio, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Balanced
Portfolio in complete liquidation of
Balanced Portfolio.

Affirmative 		Against
	Abstain
9,771,298.616		644,185.056
	543,684.450


Item 77C - Scudder Variable Series I: 21st
Century Growth Portfolio

Registrant incorporates by reference the
Registrant's Proxy Statement dated
April 2005, filed on
March 17, 2005 (Accession No. 0001193125-
05-054135).

Shareholder Meeting Results:

A Special Meeting of Shareholders of
Scudder Variable Series I: 21st Century
Growth Portfolio ("21st
Century Growth Portfolio") was held on
April 20, 2005. The following matter was voted upon by the shareholders of said fund (the resulting votes are presented below):

1.  To approve an Agreement and Plan of
Reorganization and the transactions it
contemplates,
including the transfer of all of the assets of 21st Century Growth Portfolio to
Scudder Variable Series
II: Small Cap Growth Portfolio ("Small Cap
Growth Portfolio"), in exchange for
shares of Small Cap
Growth Portfolio and the assumption by
Small Cap Growth Portfolio of all
liabilities of 21st Century
Growth Portfolio, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of 21st
Century Growth Portfolio in complete
liquidation of 21st
Century Growth Portfolio.

Affirmative 		Against
	Abstain
8,914,715.357		243,712.033
	666,188.833